SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 15, 2015

JOLLEY MARKETING, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	000-53500	87-0622284
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

664 South Alvey Dr., Mapleton, UT	84664
(Address of principal executive offices)	(Zip Code)

(801) 489-4802
(Registrant’s telephone number, including area code)

Item 1.01

Entry into a Material Definitive Agreement.

Effective July 15, 2015, Jolley Marketing, Inc., a Nevada corporation (the “Company”) entered into an agreement (the “Agreement”) with Middle East General Consulting Ltd (“MEGC”) whereby the Company agreed to use its reasonable best efforts to provide target company for a proposed merger or restructure of the Company which will culminate in a formal share exchange agreement, merger or restructure between the Company and the target company, as provided by MEGC.  During the term of the Agreement, the Company may not use its efforts to solicit any potential target companies; however, if the Company is approached by a potential target company and an offer is made, MEGC has a right of first refusal to match the offer and structure of a proposed merger or restructure of the Company.  The Agreement expires September 30, 2015. A copy of the Agreement is attached as Exhibit 99.1 hereto.

Item 9.01

Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Agreement with Middle East General Consulting Ltd effective July 15, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JOLLEY MARKETING, INC.

Date: July 21, 2015

By /s/ Steven L. White

Steven L. White, President

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